EXHIBIT 1.2


                                                                 WSP&R
                                                                 DRAFT
                                                                 11/22/96


                             UNION ELECTRIC COMPANY

                Subordinated Deferrable Interest Debt Securities

                             UNDERWRITING AGREEMENT


                                December __, 1996


Lehman Brothers Inc.

As Representative of the several
  Underwriters named in
  Schedule II hereto

Dear Sirs:

                  Union Electric Company, a Missouri corporation (the "Company"), confirms its agreement with you and each of the other underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative, with respect to the sale by the Company and the several purchases by the Underwriters of a series of the Company's subordinated deferrable interest debt securities having the terms and to be issued in the amount specified in Schedule I hereto (the "Securities"). The Securities will be issued under the Company's Indenture, dated as of December __, 1996, to Boatmen's Trust Company, as trustee (the "Trustee"), as supplemented by a supplemental indenture, resolutions of the Board of Directors of the Company, or a duly authorized committee thereof, or certificate of an officer of the Company relating to the Securities (any such supplemental indenture, resolution or certificate being hereinafter referred to as the "Supplemental Indenture"), in substantially the form heretofore delivered to the Representative. The term "Indenture", as used herein, shall be deemed to refer to such Indenture as so supplemented by the Supplemental Indenture. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in
Schedule I hereto, then the terms "Underwriters" and "Representative", as used herein, shall each be deemed to refer to such firm or firms.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.

                  (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-45008) ("Registration Statement No. 33-45008") on such form for the registration under the Act of $200,000,000 principal amount of the Company's first mortgage bonds.
         Registration Statement No. 33-45008 was declared effective by the Commission on January 17, 1992. While an aggregate of $100,000,000 of such first mortgage bonds remained unsold, the Company also filed with the Commission a registration statement (File No. 33-52914) ("Registration Statement No. 33-52914") on Form S-3 for the registration under the Act of an additional $700,000,000 principal amount of the Company's first mortgage bonds, including a combined prospectus  relating,  pursuant  to  Rule  429  under  the  Act,  to an aggregate of $800,000,000 principal amount of the Company's first mortgage bonds. Registration Statement No. 33-52914 was declared effective by the Commission on October 13, 1992. Thereafter, while an aggregate of $90,000,000 of such first mortgage bonds remained unsold, the Company also filed with the Commission a registration statement (File No. 33-66116) ("Registration Statement No. 33-66116") on Form S-3 for the registration under the Act of an additional $310,000,000 principal amount of the Company's first mortgage bonds, including a combined prospectus relating, pursuant to Rule 429 under the Act, to an aggregate of $400,000,000 principal amount of the Company's first mortgage bonds. Registration Statement No. 33-66116 was declared effective by the Commission on July 26, 1993. On November __, 1996, the Company filed Post-Effective Amendment No. 1 to Registration Statement No. 33-66116 in order to facilitate the offering of one or more series of unsecured debt securities, including the Securities, in addition to the Company's first mortgage bonds. Post-Effective Amendment No. 1 to Registration Statement No. 33-66116, as so amended, was declared effective by the Commission on _________ __, 1996. As of the date of effectiveness of said Post-Effective Amendment No. 1, an aggregate of $225,000,000 principal amount of debt securities was available for issuance under Registration Statement No. 33-66116. The Company may have filed one or more other amendments to Registration Statement No. 33-66116, and may have used a Preliminary Prospectus, each of which has previously been furnished to you. The offering of the Securities is a Delayed Offering and, although the combined prospectus forming a part of Registration Statement No. 33- 66116, as amended, may not include all the information with respect to the Securities and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, such combined Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Company will next file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of combined prospectus included in Registration Statement No. 33-66116, as amended, relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Securities and the offering thereof and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in such combined prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.


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




                  (b) On the Effective Date, the Registration Statement did and when the Final Prospectus is first filed in accordance with Rule 424(b), the Final Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date (as hereinafter defined), the Indenture did and will comply in all material respects with the requirements of the Trust Indenture Act and the rules thereunder; and on the date of its filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-l) under the Trust Indenture Act of the Trustee; or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

                  (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. With respect to each of Registration Statement No. 33-45008, Registration Statement No. 33-52914 and Registration Statement No. 33-66116, the term "Effective Date" shall mean the later of each date that such registration statement initially became effective, each date that any post-effective amendment or amendments thereto became or become effective and the date of the filing of the Company's most recent Annual Report on Form 10-K. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Basic Prospectus" shall mean the combined prospectus referred to in paragraph (a) above contained in and forming a part of Registration Statement No. 33-66116 at the Effective Date. "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus. "Final Prospectus" shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. "Registration Statement" shall mean Registration Statement No. 33-45008, Registration Statement No. 33-52914 and Registration Statement No. 33-66116, including in each case incorporated documents, exhibits and financial statements, each as amended to the Execution Time and, in the event any post-effective amendment to any Registration Statement becomes effective after the Execution Time and prior to the Closing Date, shall also mean such Registration Statement as so amended. "Rule 415", "Rule 424", "Rule 429" and "Regulation S-K" refer to such rules and regulation under the Act. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be
         deemed to  refer  to  and  include  the  documents   incorporated by
         reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date Post-Effective Amendment No. 1 to Registration Statement No. 33-66116 became effective or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of such Post-Effective Amendment No. 1 or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A "Delayed Offering" shall mean an offering of securities pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the securities so offered.

                  2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

                  3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto (or such later date not later than five business days after such specified date as the Representative shall designate), which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective purchase prices thereof by wire transfer of immediately available funds. Delivery of the Securities shall be made at such location as the Representative shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the office specified in Schedule I hereto. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than two full business days in advance of the Closing Date.

                  The Company agrees to have the Securities available for inspection, checking and packaging by the Representative in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

                  4. Covenants of the Company. The Company covenants with each Underwriter that:

                  (a) The Company will use its best efforts to cause any post-effective amendment to the Registration Statement, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement

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         (including the Final  Prospectus or any Preliminary  Prospectus) to the
         Basic Prospectus (other than a prospectus supplement relating solely to an offering of first mortgage bonds or debt securities other than the Securities) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when any post-effective amendment to the Registration Statement, if not effective at the Execution Time, shall have become effective; (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b); (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information; (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or effect such compliance.

                  (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earning statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                  (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of Registration Statement No. 33-45008, Registration Statement No. 33-52914 and Registration Statement No. 33-66116, as amended, as originally filed (including, in the case of Registration Statement No. 33- 66116, as amended, exhibits thereto; provided that the Company will, upon the request of the Underwriters, furnish copies of the exhibits to Registration Statement No. 33- 45008 and Registration Statement No. 33-52914), all amendments thereto relating to the Securities and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as

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         many copies of any Preliminary  Prospectus and the Final Prospectus and
         any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

                  (e) The Company will cooperate in good faith with the Representative in qualifying the Securities for offer and sale under the laws of such jurisdictions as the Representative may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities, and, upon the request of the Representative, will arrange for the determination of the legality of the Securities for purchase by institutional investors.

                  (f) Until the business date set forth on Schedule I hereto, the Company will not, without the consent of the Representative, offer, guarantee, sell or contract to sell, or otherwise dispose of, by public offering, or announce the public offering of, any long-term unsecured debt securities other than the Securities.

                  5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                  (a) The Final Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                  (b) The Company shall have furnished to the Representative the opinion of William E. Jaudes, Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) the Company is a corporation  duly  organized and
                  validly existing and in good standing under the laws of Missouri and has due corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to conduct in Illinois and Iowa the businesses in which it is engaged in those States, which are the only States in which it is required to be so qualified;

                           (ii) the  Company  has full  power and  authority  to
                  execute the Indenture and to issue the Securities thereunder, and the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and constitutes a valid and legally binding instrument by the Company enforceable against the Company in accordance with its terms;



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                           (iii)  Boatmen's  Trust  Company  is  authorized  and
                  qualified under the laws of the States of Missouri, Illinois and Iowa to act as Trustee under the Indenture;

                           (iv)  the  Securities  have  been  duly   authorized,
                  executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture;

                           (v) to the best  knowledge of such counsel,  there is
                  no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements included or incorporated in the Final Prospectus describing any legal proceedings or material contracts or agreements relating to the Company fairly summarize such matters;

                           (vi) Registration     Statement     No.     33-45008,
                  Registration   Statement   No.  33-  52914  and   Registration
                  Statement  No.  33-66116,  and each  post-effective  amendment thereto, have each become effective under the Act; any required filing of the Basic Prospectus, any Preliminary
                  Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened; at the respective Effective Dates thereof, the Registration Statement and, at the time first filed pursuant to Rule 424(b), the Final Prospectus (in each case including the documents then incorporated by reference therein but excluding the financial statements and other financial and statistical information contained therein as to which such counsel need express no opinion) complied as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act, as applicable, and the respective rules thereunder; and such counsel has no reason to believe that, at the respective Effective Dates thereof, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, at the time first filed pursuant to Rule 424(b) and at the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;



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                           (vii) the  Company  has full power and  authority  to
                  execute this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

                           (viii) the Missouri Public Service Commission and the
                  Illinois Commerce Commission have duly authorized the issue and sale of the Securities; such authorizations are sufficient for the issue and sale of the Securities and are in full force and effect; no other approval or consent of or filing with any other governmental body, including without limitation any regulatory body of the State of Iowa (other than, under the Act or the Trust Indenture Act, which have been obtained, or in connection or compliance with the provisions of the securities or "blue sky" laws of any jurisdiction, as to which such counsel expresses no opinion), is legally required in connection with the execution and delivery of this Agreement and the Indenture or the authorization, issuance and sale of the Securities;

                           (ix) the execution and delivery of the Indenture, the
                  Securities and this Agreement, and the fulfillment of the terms thereof and hereof by the Company, will not result in a breach of any of the terms or provisions of, or constitute a default under any provision of, the Company's articles of incorporation or by-laws or any indenture, mortgage, deed of trust or other agreement or instrument, of which such counsel has knowledge, to which the Company is now a party or, to the best of such counsel's knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties;

                           (x) the provisions of the Securities and the Indenture conform in all material respects as to legal matters to the statements concerning them contained in the Final Prospectus under "The Offering" and "Certain Terms of the Capital Securities";

                           (xi) no holders of  securities  of the  Company  have
                  rights to the registration of such securities under the Registration Statement;

                           (xii) the  franchises,  permits  and  licenses  under
                  which the Company operates in the States of Missouri, Illinois and Iowa are adequate to permit the Company to engage in the businesses which it presently conducts in those States and do not contain any unduly burdensome provisions; in those municipalities where the Company operates without franchises or where expired franchises have not been renewed, the lack of such franchises does not materially affect the Company's operations in such municipalities and no actions or proceedings are pending or, to such counsel's knowledge, threatened by such municipalities which would materially affect the Company's operations[; and

                           (xiii)  the   Company  is  exempt  from  all  of  the
                  provisions of the Public Utility Holding Company Act of 1935, except Sections 9(a)(2) and 11(b)(2) thereof].


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




                  Such counsel's opinion set forth in paragraphs (ii) and (iv) above is subject to the qualifications that the enforceability of the Company's obligations under the Indenture and the Securities may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing.

                  Such opinion shall also state that such counsel has no knowledge of any litigation, pending or threatened, which challenges the validity of the Securities, the Indenture, or this Agreement, or which seeks to enjoin the performance of the Company's obligations thereunder or which might have a material adverse effect on the business, properties or financial condition of the Company except as disclosed in or contemplated by the Final Prospectus.

                  In rendering such opinion, such counsel may rely as to factual matters upon certificates or written statements from others or other appropriate representatives of the Company or upon certificates of public officials. In such opinion, such counsel may state that while such counsel has examined the Registration Statement and the Final Prospectus, such counsel necessarily assumes the correctness and completeness of the statements made and information included therein and takes no responsibility therefor, except insofar as such statements relate to him and as set forth in paragraph (x) above.

                  Such counsel's opinion may further state that it is addressed to the Underwriters and is rendered solely for their benefit and may not be relied upon in any manner by any other person (other than Winthrop, Stimson, Putnam & Roberts to the extent stated in its opinion to the Underwriters as of the Closing Date) without such counsel's prior written consent.

                  (c) The Representative shall have received from Winthrop, Stimson, Putnam & Roberts, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                  (d) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order  suspending the  effectiveness  of
                  the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                           (iii) since the date of the most recent financial statements included in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

                  (e) At the Closing Date, Price Waterhouse shall have furnished to the Representative a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                           (i) in their opinion, the audited financial statements and financial statement schedules incorporated in the Registration Statement and the Final Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                           (ii)  based  on the  performance  of  the  procedures
                  specified by the American Institute of Certified Public Accountants for review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on unaudited financial statements incorporated in the Registration Statement and the Final Prospectus (if any), inquiries of officials of the Company responsible for financial and accounting matters and reading the minutes of the meetings of the stockholders, directors and principal committees of the Company, nothing came to their attention which caused them to believe that:

                                    (1)  any  unaudited   financial   statements
                           incorporated in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and the Exchange Act, and with the published rules and regulations of the Commission thereunder, or any material modifications should be made for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the most recent audited financial statements incorporated in the Registration Statement and the Final Prospectus;

                                    (2) with respect to the period subsequent to
                           the date of the most recent financial statements (other than any capsule information), audited or unaudited, included or incorporated in the
                           Registration Statement and the Final Prospectus, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock or the long-term debt of the Company as compared with the amounts shown in the most recent financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus except in all instances for changes which the Registration Statement discloses have occurred or may occur or as may result from the retirement of preferred stock to satisfy a mandatory sinking fund requirement, the issuance of common stock pursuant to the Company's Employee Stock Ownership Plan, and its issuance or retirement of long-term debt through the nuclear fuel lease, or for the twelve-month period ended not more than five days prior to the date hereof there were any decreases in excess of 3%, as compared with the comparable information for the twelve months ended as of the date of the most recent financial statements referred to above, in operating revenues, operating income, net income, earnings on common stock, earnings per share of common stock, or ratio of earnings to fixed charges, except in all instances for decreases which the Registration Statement discloses have occurred or may occur, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; or

                                    (3) the amounts  included  in any  unaudited
                           "capsule" information included or incorporated in the Registration Statement and the Final Prospectus do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements incorporated by reference in the Registration Statement and the Final Prospectus;

                           (iii) the pro forma financial  statements relating to
                  the  Company's   proposed  merger  with  CIPSCO   Incorporated
                  included or incorporated by reference in the Registration Statement and the Final Prospectus comply as to form with the applicable accounting requirements of Article 11 of Regulation S-X under the Exchange Act; and

                           (iv) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Final Prospectus Supplement, including the information included or incorporated in the Company's Annual Report on Form 10-K or any Form 8-K, incorporated in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of the Results of Operations" included or incorporated in the Company's Quarterly Reports on Form 10-Q, incorporated in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                  References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                  In addition, at the Execution Time, Price Waterhouse shall have furnished to the Representative a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representative, to the effect set forth above.

                  (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement
         (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

                  (g) Prior to the Closing Date, the Securities shall have received ratings of ________ or higher by Standard & Poor's and ________ or higher by Moody's Investors Service, Inc., and such ratings shall be in effect on the Closing Date.

                  (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purpose of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

                  (i) The orders of the Missouri  Public Service  Commission and the Illinois Commerce Commission duly authorizing and approving the issuance and sale of the Securities as contemplated in this Agreement and in the Final Prospectus shall be in full force and effect at the Closing Date, and no authorization or approval of any other governmental regulatory authority shall be required in connection with the authorization, issuance and sale of the Securities by the Company.

                  (j) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                  If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or electronic transmittal confirmed in writing.

                  6. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                  7.  Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in Registration Statement No. 33-45008, Registration Statement No. 33-52914 or Registration Statement No. 33-66116, or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed Registration Statement No. 33-45008, Registration Statement No. 33-52914 or Registration Statement No. 33- 66116 or any amendment thereof, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the

         Company by or on behalf such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in [the first sentence of the last paragraph of the cover page, the top paragraph on page S-2 and the third and fourth paragraphs] under the caption "Underwriting" in the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

                  (c) Promptly after receipt by an indemnified  party under this
         Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise  learn  of  such  action  and  such  failure  results  in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below);
         provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the
         Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contributions were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The obligations of the Underwriters to contribute hereunder are several in proportion to their respective underwriting obligations and not joint.

                  8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  9. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange; (ii) a banking moratorium shall have been declared by Federal, Missouri, Illinois or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

                  10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and shall survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

                  11. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or electronically transmitted and confirmed, to Lehman Brothers Inc., 3 World Financial Center, 200 Vesey Street, New York, New York 10285, attention of Karen Hanovice, Senior Vice President; or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at 1901 Chouteau Avenue, Post Office Box 149, St. Louis, Missouri 63166; attention of Donald E. Brandt, Senior Vice President, Finance and Corporate Services and Chief Financial Officer.

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons, directors and officers and for the benefit of no other person, firm or corporation.

                  No purchaser of any Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  13. Applicable Law. The rights and duties of the parties hereto under this Agreement shall, pursuant to New York General Obligations Law
Section 5-1401, be governed by the law of the State of New York.

                  14. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each such counterpart, when so executed and delivered, shall be deemed to be an original, and all of such counterparts shall, taken together, constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                            Very truly yours,

                                            UNION ELECTRIC COMPANY




                                            By:---------------------------
                                            Title:------------------------


CONFIRMED AND ACCEPTED as of the date first above written.

LEHMAN BROTHERS INC.



By:  Lehman Brothers Inc.
     --------------------



By:-----------------------
Title:--------------------



For themselves and the other several Underwriters, if any, named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement dated December __, 1996

Representative:                     Lehman Brothers Inc.

Designation, Purchase price and Description of the Securities:

         Designation: Series A SKISSM, [___]% Subordinated Capital Income Securities (Series A Subordinated Deferrable Interest Debentures). Each $1,000 principal amount of such [___]% Subordinated Capital Income Securities is referred to below as a "Security".

         Principal amount:  $[_________]

         Supplemental Indenture: Resolutions, dated June 9, 1995 of the Board of Directors of Union Electric Company and dated December __, 1996 of the Executive Committee thereof.

         Date of Maturity:  December 15, 2045

         Purchase price:  $[____] per Security.

         Public Offering Price:  $[1,000] per Security.

         Sinking fund provisions:  None

         Redemption provisions: The Securities will not be redeemable prior to December __, 2006; thereafter, the Securities will be redeemable at the option of the Company, in whole or in part, at any time on or after December __, 2006 at the following redemption prices (in each case expressed in percentages of principal amount):


 If Redeemed During 12 Month Period                          Redemption
     Beginning December   ,                                     Price

        2006...........................                          %

        2007...........................

        2008...........................

        2009...........................

        2010...........................

        2011...........................

        2012...........................

        2013...........................

        2014...........................

        2015...........................

   2016 and thereafter...................                        100%


         in each case, upon not less than 30 nor more than 60 days' notice, together with accrued interest to, but not including, the date fixed for redemption;


Closing Date, Time and Location:    10:00 A.M. on December __, 1996, at the
offices of
                      Winthrop, Stimson, Putnam & Roberts,
                One Battery Park Plaza, New York, New York 10004

Date referred to in Section 4(f) after which the Company may offer or sell by public offering long-term unsecured debt securities issued or guaranteed by
the Company without the consent of the Representative:   [____________], 199_

                                   SCHEDULE II


                                                             Principal Amount
                                                           of Securities to be
Underwriters                                                     Purchased

Lehman Brothers Inc. ...............................................$



              Total ................................................$